Exhibit 24(b)


                       POWER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned, being a director or officer, or both, of SEARS, ROEBUCK AND CO., a New York corporation (the "Company"), does hereby constitute and appoint EDWARD A. BRENNAN, JAMES M. DENNY, DAVID SHUTE, JAMES A. BLANDA and ALICE M. PETERSON, with full power to each of them to act alone, as the true and lawful attorneys and agents of the undersigned, with full power of substitution and resubstitution to each of said attorneys, to execute, file or deliver any and all instruments and to do any and all acts and things which said attorneys and agents, or any of them, deem advisable to enable the Company to comply with the Securities Act of 1933, as amended (the "Securities Act"), the Trust Indenture Act of 1939, as amended, and any requirements or regulations of the Securities and Exchange Commission in respect thereto, in connection with the registration under said Securities Act of issues of debt securities, guarantees, certificates of interest in trusts, common or preferred shares of the Company (including without limitation common or preferred shares of the Company into which any of such securities are convertible), interests in such preferred shares, other securities, or warrants or rights to purchase or receive any of the foregoing, to be issued or sold by the Company (or by subsidiaries of the Company where the Company signs, as co-registrant, registration statements filed by such subsidiaries under said Securities Act), where applicable under the provisions of appropriate indentures, and the qualification of said indentures under said Trust Indenture Act, including specifically, but without limitation of the general authority hereby granted, the power and authority to sign his or her name as director or officer, or both, of the Company, as indicated below opposite his or her signature, to the registration statements, or any amendments, post-effective amendments, supplements or paper supplemental thereto, to be filed in respect of said debt securities, guarantees, certificates of interest, common shares, preferred shares or interests therein, other securities, or warrants or rights, and each of the undersigned does hereby fully ratify and confirm all that said attorneys and agents or any of them, or the substitute of any of them, shall do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, each of the undersigned has
subscribed his or her name, this     day of March, 1995.


     NAME                     TITLE

/s/ Edward A. Brennan         Director, Chairman of the Board,
Edward A. Brennan             President and Chief Executive
                              Officer (Principal Executive
                              Officer)


/s/ J. M. Denny               Vice Chairman and Acting Chief
James M. Denny                Financial Officer (Principal
                              Financial Officer)


/s/ James A. Blanda           Vice President and Controller
James A. Blanda               (Principal Accounting Officer)


/s/ Hall Adams, Jr.           Director
Hall Adams, Jr.


/s/ Warren L. Batts           Director
Warren L. Batts


/s/ James W. Cozad            Director
James W. Cozad


/s/ W. E. La Mothe            Director
William E. LaMothe


/s/ Arthur C. Martinez        Director
Arthur C. Martinez


/s/ Michael A. Miles          Director
Michael A. Miles


/s/ Sybil C. Mobley           Director
Sybil C. Mobley


/s/ Nancy C. Reynolds         Director
Nancy C. Reynolds


/s/ C. B. Rogers, Jr.         Director
Clarence B. Rogers, Jr.


/s/ Donald H. Rumsfeld        Director
Donald H. Rumsfeld